Exhibit (i)

                               SEWARD & KISSEL LLP
                               1200 G STREET, N.W.
                             WASHINGTON, D.C. 20005

                            Telephone: (202) 737-8833
                            Facsimile: (202) 737-5184
                                 www.sewkis.com

                                                       April 27, 2007

The Aegis Funds
1100 North Glebe Road
Suite 1040
Arlington, VA 22201

Ladies and Gentlemen:

          We have acted as counsel for The Aegis Funds, a Delaware statutory trust with transferable shares (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares of beneficial interest of Aegis High Yield Fund, the sole series of the Trust (the "Fund"). The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

          As counsel to the Trust, we have participated in the preparation of the Post-Effective Amendment to the Fund's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") on April 27, 2007 (as so amended, the "Registration Statement") in which this letter is included as an exhibit. We have examined the Declaration of Trust and By-Laws of the Trust and have relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed to be necessary to render the opinions expressed herein.

          Based on such examination, we are of the opinion that the shares of the Fund to be offered for sale pursuant to the Registration Statement are duly authorized, and, when sold, issued, and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable under the laws of the State of Delaware.

          We do not express an opinion with respect to any laws other than the laws of Delaware applicable to the issuance of shares of beneficial interest in a statutory business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Delaware or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,


                                        /s/ Seward & Kissel LLP

SK 23261 0002 767645